UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 24, 2012, Warner Music Group Corp. issued a press release announcing Lyor Cohen’s resignation as an executive officer of the company, effective September 30, 2012. The information contained in Exhibit 99.1 hereto is incorporated by reference herein. No new compensatory or severance arrangements have been entered into in connection with the executive management change. For purposes of determining any payments to which Mr. Cohen will be entitled following his resignation, Mr. Cohen’s resignation will be treated as a termination without cause under Sections 4(b) and 5(c) of Mr. Cohen’s employment agreement with WMG Acquisition Corp. dated as of March 14, 2008. Mr. Cohen resigned, as of September 24, 2012, from the company’s board of directors. Following the departure of Mr. Cohen from the board, the board reduced its total number of members from ten to nine.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: September 28, 2012	By:	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 24, 2012.